UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2013

UNITED RENTALS, INC.
UNITED RENTALS (NORTH AMERICA), INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14387	06-1522496
Delaware	001-13663	86-0933835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Suite 700
Stamford, Connecticut	06902
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 622-3131

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Amendments to the Accounts Receivable Facility

On September 19, 2013, amendments under Amendment No. 2 to the Third Amended and Restated Receivables Purchase Agreement and Amendment No. 1 to the Third Amended and Restated Purchase and Contribution Agreement (the “Amendments”), dated as of September 17, 2013, but effective as of September 19, 2013, among United Rentals (North America), Inc. (“URNA”), as Originator, United Rentals Receivables LLC II (the “SPV”), as Seller, United Rentals, Inc. (the “Company”), as Collection Agent, Liberty Street Funding LLC (“Liberty”) and Gotham Funding Corporation (“Gotham”) as Purchasers, Market Street Funding LLC, The Bank of Nova Scotia (“Scotia”), as Purchaser Agent for Liberty, as Administrative Agent and as a Bank, PNC Bank, National Association, as Purchaser Agent for itself and as a Bank, Bank of America, National Association (“BoA”), as Purchaser Agent for itself and as a Bank and The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“BTMU”), New York Branch, as Purchaser Agent for Gotham and as a Bank, with respect to (i) the Third Amended and Restated Receivables Purchase Agreement, dated as of September 24, 2012 (as amended by the Assignment and Acceptance Agreement and Amendment No. 1 to the Third Amended and Restated Receivables Purchase Agreement, dated as of February 1, 2013 and the Amendments, the “Receivables Purchase Agreement”) and (ii) the Third Amended and Restated Purchase and Contribution Agreement, dated as of September 24, 2012 (as amended by the Amendments, the “Contribution Agreement”), became effective.  All capitalized terms not defined herein shall have the meanings assigned to them in the Amendments.

Pursuant to the Amendments, the expiration date of the facility was extended until September 18, 2014 and may be further extended on a 364-day basis by mutual agreement of the Company and the purchasers under the facility. The amendments provide for, among other things, (i) certain changes to the form of monthly reporting and (ii) provisions for delayed funding in respect of liquidity coverage ratios under Basel III.  Advances under the amended facility will continue to be reflected as debt on our condensed consolidated balance sheets and receivables in the collateral pool will be reflected as assets on our consolidated balance sheets.

Pursuant to the terms of the amended facility, advances will continue to be permitted only to the extent that the face amount of the eligible receivables in the collateral pool exceeds the outstanding loans by a specified amount. The amended facility will also continue to be structured so that the receivables in the collateral pool are the lenders’ only source of repayment. Upon early termination of the amended facility, no new amounts will be advanced under the facility and collections on the receivables securing the facility will be used to repay the outstanding advances. The amended facility is subject to standard termination events including, without limitation, a change of control of the Company or URNA, a failure to make payments, a failure to comply with standard default, delinquency, dilution and days sales outstanding covenants, or breach of certain financial ratio covenants under our credit facility.

In connection with the Amendments, effective September 19, 2013, the SPV consented to the assignment by Market Street of the entirety of its respective rights and obligations under the Receivables Purchase Agreement to PNC.  As a result, Market Street withdrew from the facility.

The foregoing summary is qualified in its entirety by reference to the full texts of the Amendments, as well as the Receivables Purchase Agreement and the Contribution Agreement, as amended.  In connection with the Amendments, the Company confirmed its performance undertaking previously given in May 2005, in connection with the initial establishment of the securitization facility, and confirmed in December 2008, September 2011, April 2012, September 2012 and February 2013, in connection with subsequent amendments and restatements of the securitization facility.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in the first paragraph of Item 1.01 of this Report under the heading entitled “Amendments to the Accounts Receivable Facility” is incorporated by reference under this Item.

Item 9.01.  Financial Statements and Exhibits.

10.1                        Amendment No. 2 to the Third Amended and Restated Receivables Purchase Agreement and Amendment No. 1 to the Third Amended and Restated Purchase and Contribution Agreement, dated as of September 17, 2013, by and among United Rentals (North America), Inc., United Rentals Receivables LLC II, United Rentals, Inc., Liberty Street Funding LLC, Gotham Funding Corporation, Market Street Funding, LLC, The Bank of Nova Scotia, PNC Bank, National Association, Bank of America, National Association, and The Bank of Tokyo-Mitsubishi UFJ. Ltd., New York Branch.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2013

UNITED RENTALS, INC.

By:	/s/ Jonathan M. Gottsegen
	Name:	Jonathan M. Gottsegen
	Title:	Senior Vice President, General Counsel and Corporate Secretary

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Jonathan M. Gottsegen
	Name:	Jonathan M. Gottsegen
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1

Amendment No. 2 to the Third Amended and Restated Receivables Purchase Agreement and Amendment No. 1 to the Third Amended and Restated Purchase and Contribution Agreement, dated as of September 17, 2013, by and among United Rentals (North America), Inc., United Rentals Receivables LLC II, United Rentals, Inc., Liberty Street Funding LLC, Gotham Funding Corporation, Market Street Funding, LLC, The Bank of Nova Scotia, PNC Bank, National Association, Bank of America, National Association, and The Bank of Tokyo-Mitsubishi UFJ. Ltd., New York Branch.